UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): April 14, 2016

ENGlobal Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-14217	88-0322261
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

654 N. Sam Houston Parkway E. Suite 400 Houston, Texas	77060-5914
(Address of principal executive offices)	(Zip Code)

(281) 878-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 14, 2016, the board of directors (the “Board”) of ENGlobal Corporation, a Nevada corporation (the “Company”), adopted the Second Amended and Restated Bylaws of ENGlobal Corporation (the “Restated Bylaws”), which amend and restate, in their entirety, the Company’s previous Amended and Restated Bylaws, as amended to date. The material amendments included in the Restated Bylaws are summarized as follows:

Advance Notice Requirements: The Restated Bylaws add advance notice requirements for shareholders to propose director nominations or other business to be brought before an annual or special meeting of the Company’s shareholders. These requirements include, among other things:

i.	The proponent shareholder must provide advance notice to make a director nomination or to bring other business before an annual or special meeting and such notice must be received by the secretary of the Company not later than the 90th day, nor earlier than the 120th day, in advance of the anniversary of the previous year’s annual meeting, provided that the annual meeting will be held not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 70 days after the anniversary of the previous year’s annual meeting (in which case different deadlines will apply); and

ii.	The proponent shareholder’s advance notice must set forth specified information, including the proponent shareholder’s name and address, the class and number of shares of stock owned by the proponent shareholder, a description of any agreement, arrangement or understanding with respect to the proponent shareholder’s proposed nomination, a description of any hedging or other transaction or series of transactions the proponent shareholder may have in place to mitigate potential stock losses, and certain information with respect to any director nominee.

No Action by Shareholder Written Consent: The Restated Bylaws require that all action or election by the Company’s shareholders be taken or held, as applicable, at a proper meeting of the shareholder, and that no such action may be taken by written consent of the Company’s shareholders.

Number of Directors: The Restated Bylaws provide that the number of directors on the Board may be fixed from time to time by the Board, subject to the terms of the Company’s Articles of Incorporation.

Indemnification of Officers and Directors: The Restated Bylaws provide procedures for obtaining indemnification and advancement of expenses, address the enforcement of such rights and otherwise clarify the scope and nature of indemnification rights granted by the Company.

The foregoing description of the Restated Bylaws is not complete and is qualified by reference to the complete document, which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired
None.

(b)	Pro Forma Financial Information
None.

(c)	Shell Company Transactions
None.

(d)	Exhibits

Exhibit Number	Description of Exhibit

3.1	Second Amended and Restated Bylaws of ENGlobal Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENGlobal Corporation

Dated: April 15, 2016	/s/ Tami Walker
Tami Walker
General Counsel and Secretary